Filed Pursuant to Rule 433
                                                         File No.: 333-130789-05


Subject: BSCMS 2007-TOP26 ** CLASSES A2 and AM ARE NOW SUBJECT



** BSCMS 2007-TOP26 **  $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS




          ****   WE ARE NOW SUBJECT ON CLASS A2 and AM   ****





STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.


-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

Subject: CMBS New Issue: BSCMS 2007-TOP26 < PX GUIDANCE >



** BSCMS 2007-TOP26 **  $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Collateral:
 - Loan Sellers: Bear Stearns (37.9%), Morgan Stanley (21.9%),
                 Principal (21.3%, Wells Fargo (19.0%)
 - 237 loans / 247 properties
 - 59.6% LTV / 55.6% Balloon LTV
 - 1.82x DSCR / 1.77x DSCR after IO
 - NY 16.0%, CA 12.7%, TX 9.5%, NJ 7.0%, MO 5.7%
 - Office 40.8%, Retail 23.6%, Ind 11.6%, Hotel 7.6%, MF 6.9%, Mixed 5.5%
 - 20.7% Investment Grade Loans
 - Top 5 Loans: 23.3%  /  Top 10 Loans: 33.7%




Structure:
 CL    SIZE($MM) S&P/FITCH/DBRS       C/E     A/L   PRIN WIN   PX GUIDE
 A1      75.0    AAA/AAA/AAA        27.000%   3.39    1-57     S+ 9A
 A2     177.0    AAA/AAA/AAA        27.000%   4.81   57-59     S+23A
 A3      65.4    AAA/AAA/AAA        27.000%   6.80   78-90     S+28A
 AAB     78.0    AAA/AAA/AAA        27.000%   7.57   59-115    S+27A
 A4     991.9    AAA/AAA/AAA        27.000%   9.77  115-119    S+27A
 A1A    150.1    AAA/AAA/AAA        27.000%  *** NOT OFFERED ***
 AM     210.6    AAA/AAA/AAA        17.000%   9.90  119-119    S+31A
 AJ     160.5    AAA/AAA/AAA         9.375%  10.03  119-129    S+35A
*B       42.1    AA/AA/AA            7.375%  11.56  129-177
*C       18.4    AA-/AA-/AA(low)     6.500%  14.81  177-178
*D       29.0    A/A/A               5.125%  14.82  178-178
*E       15.8    A-/A-/A(low)        4.375%  14.82  178-178
*F       18.4    BBB+/BBB+/BBB(high) 3.500%  14.82  178-178
*G       18.4    BBB/BBB/BBB         2.625%  *** NOT OFFERED ***
*H       18.4    BBB-/BBB-/BBB(low)  1.750%  *** NOT OFFERED ***
*X1   2,106.8**  AAA/AAA/AAA                  9.12    1-177
*X2   2,069.9**  AAA/AAA/AAA                  5.57    12-84
*  Subject to rule 144A
** Notional Amount

Expected Timing:
- Termsheet & Appendix:      Distributed
- Electronic Reds:           Distributed
- Hardcopy Reds:             Distributed
- Launch & Price:            Week of April 2
- Settlement:                Wednesday, April 18

Roadshow Schedule:
 - New York 1-on-1s:         Wed - Fri   Mar 28-30
 - Hartford Breakfast        Mon, April 2  -  8:30am at The Goodwin Hotel
 - Boston Lunch:             Mon, April 2  - 12:30pm at Bear Stearns office
 - Minneapolis Breakfast:    Tues, April 3 -  7:30am at The Marquette Hotel
 - Chicago Lunch:            Tues, April 3 - 12:30pm at Morgan Stanley office

 - Group Conference Call:    Mon, April 2 - 3:00pm (EDT)
            Dial-In:         866-253-6505
            Passcode:        TOP26

            REPLAY:
            Domestic:       1-888-266-2081
            International:  001-703-925-2533
            Access Code:    1059698

** Call the desk to schedule Meetings & Conf Calls **





STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.




------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
************************************************************************




-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

Subject: CMBS New Issue: BSCMS 2007-TOP26 ** Announcement / Docs



** BSCMS 2007-TOP26 **  $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Collateral:
 - Loan Sellers: Bear Stearns (37.9%), Morgan Stanley (21.9%),
                 Principal (21.3%, Wells Fargo (19.0%)
 - 237 loans / 247 properties
 - 59.6% LTV / 55.6% Balloon LTV
 - 1.82x DSCR / 1.77x DSCR after IO
 - NY 16.0%, CA 12.7%, TX 9.5%, NJ 7.0%, MO 5.7%
 - Office 40.8%, Retail 23.6%, Ind 11.6%, Hotel 7.6%, MF 6.9%, Mixed 5.5%
 - 20.7% Investment Grade Loans
 - Top 5 Loans: 23.3%  /  Top 10 Loans: 33.7%




Structure:
 CL    SIZE($MM)   S&P/FITCH/DBRS       C/E        A/L    PRIN WIN
 A1      75.0      AAA/AAA/AAA         27.000%    3.39      1-57
 A2     177.0      AAA/AAA/AAA         27.000%    4.81     57-59
 A3      65.4      AAA/AAA/AAA         27.000%    6.80     78-90
 AAB     78.0      AAA/AAA/AAA         27.000%    7.57     59-115
 A4     991.9      AAA/AAA/AAA         27.000%    9.77    115-119
 A1A    150.1      AAA/AAA/AAA         27.000%   *** NOT OFFERED ***
 AM     210.6      AAA/AAA/AAA         17.000%    9.90    119-119
 AJ     160.5      AAA/AAA/AAA          9.375%   10.03    119-129
*B       42.1      AA/AA/AA             7.375%   11.56    129-177
*C       18.4      AA-/AA-/AA(low)      6.500%   14.81    177-178
*D       29.0      A/A/A                5.125%   14.82    178-178
*E       15.8      A-/A-/A(low)         4.375%   14.82    178-178
*F       18.4      BBB+/BBB+/BBB(high)  3.500%   14.82    178-178
*G       18.4      BBB/BBB/BBB          2.625%   *** NOT OFFERED ***
*H       18.4      BBB-/BBB-/BBB(low)   1.750%   *** NOT OFFERED ***
*X1   2,106.8**    AAA/AAA/AAA
*X2   2,069.9**    AAA/AAA/AAA
*  Subject to rule 144A
** Notional Amount

Expected Timing:
- Termsheet & Appendix:      Attached
- Electronic Reds:           Later This Morning
- Hardcopy Reds:             Wednesday, Mar 28
- Launch & Price:            Week of April 2
- Settlement:                Wednesday, April 18

Roadshow Schedule:
 - New York 1-on-1s:         Wed - Fri   Mar 28-30
 - Hartford Breakfast        Mon, April 2  -  8:30am at The Goodwin Hotel
 - Boston Lunch:             Mon, April 2  - 12:30pm at Bear Stearns office
 - Minneapolis Breakfast:    Tues, April 3 -  7:30am at The Marquette Hotel
 - Chicago Lunch:            Tues, April 3 - 12:30pm at Morgan Stanley office

 - Group Conference Call:    Mon, April 2 - 3:00pm (EDT)
            Dial-In:         866-253-6505
            Passcode:        TOP26




** Call the desk to schedule Meetings & Conf Calls **





STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.




------------------------------------------------------------------------
-------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

***********************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
***********************************************************************




-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

Subject: CMBS New Issue: BSCMS 2007-TOP26 ** Prelim Free Writing Pros



** BSCMS 2007-TOP26 **  $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Collateral:
 - Loan Sellers: Bear Stearns (37.9%), Morgan Stanley (21.9%),
                 Principal (21.3%, Wells Fargo (19.0%)
 - 237 loans / 247 properties
 - 59.6% LTV / 55.6% Balloon LTV
 - 1.82x DSCR / 1.77x DSCR after IO
 - NY 16.0%, CA 12.7%, TX 9.5%, NJ 7.0%, MO 5.7%
 - Office 40.8%, Retail 23.6%, Ind 11.6%, Hotel 7.6%, MF 6.9%, Mixed 5.5%
 - 20.7% Investment Grade Loans
 - Top 5 Loans: 23.3%  /  Top 10 Loans: 33.7%




Structure:
 CL    SIZE($MM)   S&P/FITCH/DBRS       C/E        A/L    PRIN WIN
 A1      75.0      AAA/AAA/AAA         27.000%    3.39      1-57
 A2     177.0      AAA/AAA/AAA         27.000%    4.81     57-59
 A3      65.4      AAA/AAA/AAA         27.000%    6.80     78-90
 AAB     78.0      AAA/AAA/AAA         27.000%    7.57     59-115
 A4     991.9      AAA/AAA/AAA         27.000%    9.77    115-119
 A1A    150.1      AAA/AAA/AAA         27.000%   *** NOT OFFERED ***
 AM     210.6      AAA/AAA/AAA         17.000%    9.90    119-119
 AJ     160.5      AAA/AAA/AAA          9.375%   10.03    119-129
*B       42.1      AA/AA/AA             7.375%   11.56    129-177
*C       18.4      AA-/AA-/AA(low)      6.500%   14.81    177-178
*D       29.0      A/A/A                5.125%   14.82    178-178
*E       15.8      A-/A-/A(low)         4.375%   14.82    178-178
*F       18.4      BBB+/BBB+/BBB(high)  3.500%   14.82    178-178
*G       18.4      BBB/BBB/BBB          2.625%   *** NOT OFFERED ***
*H       18.4      BBB-/BBB-/BBB(low)   1.750%   *** NOT OFFERED ***
*X1   2,106.8**    AAA/AAA/AAA
*X2   2,069.9**    AAA/AAA/AAA
*  Subject to rule 144A
** Notional Amount

Expected Timing:
- Termsheet & Appendix:      Distributed this morning
- Electronic Reds:           Attached
- Hardcopy Reds:             Wednesday, Mar 28
- Launch & Price:            Week of April 2
- Settlement:                Wednesday, April 18

Roadshow Schedule:
 - New York 1-on-1s:         Wed - Fri   Mar 28-30
 - Hartford Breakfast        Mon, April 2  -  8:30am at The Goodwin Hotel
 - Boston Lunch:             Mon, April 2  - 12:30pm at Bear Stearns office
 - Minneapolis Breakfast:    Tues, April 3 -  7:30am at The Marquette Hotel
 - Chicago Lunch:            Tues, April 3 - 12:30pm at Morgan Stanley office

 - Group Conference Call:    Mon, April 2 - 3:00pm (EDT)
            Dial-In:         866-253-6505
            Passcode:        TOP26




** Call the desk to schedule Meetings & Conf Calls **





STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.




IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.




------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

***********************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
***********************************************************************




------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

***********************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
***********************************************************************




-------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

Subject: CMBS New Issue: BSCMS 2007-TOP26 ** LAUNCH ** < External >


BSCMS 2007-TOP26 ** $2.1Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:

 CL    SIZE($MM)   S&P/FITCH/DBRS       C/E        A/L     PRIN WIN      LAUNCH
 A1      75.0      AAA/AAA/AAA         27.000%    3.39     1-57  S+ 9    SUBJECT
 A2     177.0      AAA/AAA/AAA         27.000%    4.81    57-59  S+21    SUBJECT
 A3      65.4      AAA/AAA/AAA         27.000%    6.80    78-90  S+29    SUBJECT
AAB      78.0      AAA/AAA/AAA         27.000%    7.57   59-115  S+27    SUBJECT
 A4     991.9      AAA/AAA/AAA         27.000%    9.77  115-119  S+26-27 SUBJECT
A1A     150.1      AAA/AAA/AAA         27.000%   *** NOT OFFERED ***
 AM     210.6      AAA/AAA/AAA         17.000%    9.90  119-119  S+30    SUBJECT
 AJ     160.5      AAA/AAA/AAA          9.375%   10.03  119-129  S+35    SUBJECT
*B       42.1      AA/AA/AA             7.375%   11.56  129-177          SUBJECT
*C       18.4      AA-/AA-/AA(low)      6.500%   14.81  177-178          SUBJECT
*D       29.0      A/A/A                5.125%   14.82  178-178          SUBJECT
*E       15.8      A-/A-/A(low)         4.375%   14.82  178-178          SUBJECT
*F       18.4      BBB+/BBB+/BBB(high)  3.500%   14.82  178-178          SUBJECT
*G       18.4      BBB/BBB/BBB          2.625%   *** NOT OFFERED ***
*H       18.4      BBB-/BBB-/BBB(low)   1.750%   *** NOT OFFERED ***
*X1   2,106.8**    AAA/AAA/AAA                    9.12    1-177          SUBJECT
*X2   2,069.9**    AAA/AAA/AAA                    5.57    12-84          SUBJECT

* Subject to rule 144A
** Notional Amount

Expected Timing:
- Price: Thursday, April 5th
- Settlement: Wednesday, April 18



STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
************************************************************************

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For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

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Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
************************************************************************

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For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.